EX-99.j.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We  consent  to  the  reference  to  our  firm  under  the  captions  "Financial Highlights" in the  Prospectus and  "Independent  Registered  Public  Accounting Firm" and "Financial  Statements" in the Statement of Additional Information and to the  incorporation  by  reference  of our report dated August 30, 2010 on the financial statements of The Olstein Funds, consisting of The Olstein All Cap Value Fund and The Olstein Strategic Opportunities Fund, as of June 30, 2010, in the  Registration  Statement  (Form  N-1A) of The  Olstein  Funds filed with the Securities and Exchange  Commission in this  Post-Effective  Amendment No. 26 to the Registration Statement under the Securities Act of 1933 (File No. 033-91770).

                                                                                                                                                                                     /s/ Ernst & Young

Chicago, Illinois
October 25, 2010